EXHIBIT 99.1



                      WEINGARTEN REALTY INVESTORS ANNOUNCES
                        THIRD QUARTER EARNINGSFUNDS FROM
                             OPERATIONS INCREASE 33%

Houston, Texas, October 25, 2001: Weingarten Realty Investors (NYSE:WRI) announced today the results of its third quarter, ended September 30, 2001.

- Funds from Operations (FFO), increased to $38.4 million, up from $28.9 million for the third quarter of 2000, a 32.8% increase. On a diluted per share basis, FFO increased to $1.18 per share as compared to $1.07 per share for the third quarter of the prior year, a 10.3% increase. For the first nine months of the year, FFO increased to $3.38 per diluted share, up from $3.15 per share for the same time period in 2000. In whole dollars, FFO rose to $107.1 million during the first nine months as compared to $84.5 million for the first nine months of 2000.

- Rental revenues for the third quarter increased to $81.4 million, up from $61.8 million for the third quarter of 2000 for a 31.7% increase. For the first nine months, rental revenues increased to $224.9 million as compared to $179.5 million for the same time period of the prior year.

- Net income for the third quarter of 2001 totaled $27.4 million or $.69 per diluted share as compared to $19.9 million or $.55 per share for the third quarter of 2000 for a 37.9% increase on a whole dollar basis. For the first nine months, net income rose to $78.8 million or $2.01 per diluted share, up from $59.3 million or $1.65 per share for the first nine months of the prior year.

- Occupancy for the overall portfolio was reported at 92.4% for the third quarter of 2001 as compared to 92.8% for the third quarter of 2000.

- The Board of Trust Managers declared a dividend of $.79 per common share for the third quarter of 2001, up from $.75 per common share for the third quarter of 2000, a 5.3% increase. The dividend is payable on December 14, 2001 to shareholders of record on December 3, 2001.

In announcing the results for the third quarter and the first nine months, Drew Alexander, President and Chief Executive Officer, attributed the strong increases to the Company's acquisition and new development programs as well as the increase in rental rates on new leases and renewals. He noted that rental increases averaged 10.6% on a same space basis and that net of capital costs, the average increase was 7.6%. The Company reported a total of 690 new leases or renewals for the first nine months of the year totaling 3.2 million square feet. Net operating income on a same-property basis increased 3.9% for the first nine months of 2001 as compared to the same period of 2000.

Alexander also reported that the Company added two shopping centers to its Florida portfolio during the quarter bringing that state's total to six properties aggregating over 1.2 million square feet. For the first nine months, WRI reported 28 acquisitions, all anchored retail properties that added 4.0 million square feet to the portfolio and represented an investment of $428 million. Subsequent to the end of the third quarter, WRI acquired Oak Hill I and II, adjacent industrial properties located in Austin, Texas. The Company also disposed of five properties during the first nine months of the year including three retail centers and interests in two mini-storage warehouses that no longer met the Company's continued ownership criteria.

"The third quarter was a productive period for us as we concentrated on adding quality properties to the portfolio, enhancing our existing portfolio and remaining on schedule with our new developments", stated Alexander. "We are very pleased with our strong results for the first nine months and anticipate continued growth in the fourth quarter even as the economy remains sluggish", he added. Alexander noted that the Company's core portfolio of neighborhood and community shopping centers is very stable due to the core tenant base of retailers that provide basic, everyday necessities such as groceries and drugs.

During the third quarter, the Company also announced plans for three new developments that will be located in Texas, Louisiana and Colorado. The three new projects bring WRI's total new developments to 18, all of which will be anchored by a supermarket or a major discount store.

Alexander further reported that the Company sold $200 million of 10-year unsecured notes at an all-in rate to the Company of 6.91%. Net proceeds were used to pay down amounts outstanding under its revolving credit facility, according to Alexander. The Company also entered into a $50 million unsecured term loan under the same terms (50 basis points over LIBOR) as the Company's $350 million revolving credit facility. The Company also completed $107 million of reverse interest rate swaps which converted the interest on a like amount of fixed-rate medium term notes to floating rates. According to Alexander, these transactions were executed in order to continue the Company's strategy of maintaining a strong yet conservative capital structure with constant access to a variety of capital sources.

The Company also announced that it has had ongoing discussions with the Securities and Exchange Commission regarding its accounting treatment for joint ventures and partnerships. Based on the SEC's current position regarding those factors that constitute control, the Company revised its accounting for 17 of its 29 joint ventures and partnerships. As a result, on these 17 joint ventures, the Company will change from the full consolidation method with minority interest to the equity method of accounting. The change has no effect on funds from operations, net income or shareholders' equity. The Company announced it will file an amended Form 10-K for the year ended December 31, 2000 and amended Form 10-Qs for the first two quarters of 2001. All amounts included in this press release were prepared under the new methodology as will the Form 10-Q for the third quarter of 2001 (to be filed in November).

It was also reported that the Board of Trust Managers declared dividends on the Company's preferred shares. The 7.44% Series A Cumulative Redeemable Preferred Shares (NYSE:WRIPrA) dividend of $.465 per share is payable on December 31, 2001 to shareholders of record on December 15, 2001. The 7.125% Series B Cumulative Redeemable Preferred Shares dividend of $.4453 per share is payable on December 17, 2001 to shareholders of record on December 1, 2001. The 7.0% Series C Cumulative Redeemable Preferred Shares (NYSE:WRIPrC) dividend of $.875 per share is payable on December 17, 2001 to shareholders of record on December 1, 2001.

The Company also announced that it will host a live web cast of its quarterly conference call on Friday, October 26, 2001 at 11:00 AM Central Time. The web cast can be accessed via the Company's web site, www.weingarten.com. A replay
                                                   ------------------
of the call will also be available for 24 hours following the live call and can be heard by calling 800-633-8625, reservation # 19841680. The call will also be archived at the web site for up to 90 days.


Weingarten Realty Investors is a Houston, Texas based real estate investment trust with 281 income-producing properties in 17 states that spans the southern half of the United States from coast to coast. Included in the portfolio are 225 neighborhood and community shopping centers, 54 industrial properties, one apartment complex and one office building aggregating over 34 million square feet. The Company's common shares are listed on the New York Stock Exchange, trading under the symbol, "WRI".


Please  visit  Weingarten's  web  site  at  www.weingarten.com
                                            ------------------

Statements included herein that state the Company's or Management's intentions, hopes, beliefs, expectations or predications of the future are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 which by their nature, involve known and unknown risks and uncertainties. The Company's actual results, performance or achievements could differ materially from those expressed or implied by such statements. Reference is made to the Company's regulatory filings with the Securities and Exchange Commission for information or factors, which may impact the Company's performance.




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

                                                  WEINGARTEN REALTY INVESTORS
                                                      FINANCIAL STATEMENTS
                                        (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                                  Three Months Ended       Nine Months Ended
                                                                     September 30,           September 30,
                                                                   2001        2000        2001       2000
                                                                    (unaudited)               (unaudited)
                                                                ----------  ----------  ----------  ----------
STATEMENT OF CONSOLIDATED INCOME AND
FUNDS FROM OPERATIONS
Rental Income                                                   $  81,428   $  61,822   $ 224,939   $ 179,534
Interest Income                                                       795       1,615       2,580       4,520
Other Income                                                          790         781       3,275       1,896
                                                                ----------  ----------  ----------  ----------
                 Total Revenues                                    83,013      64,218     230,794     185,950
                                                                ----------  ----------  ----------  ----------
Depreciation and Amortization                                      17,085      13,817      49,551      39,712
Interest Expense                                                   14,677      11,403      40,072      31,875
Operating Expense                                                  12,857       9,400      33,769      27,390
Ad Valorem Taxes                                                    9,921       8,207      28,114      23,110
General and Administrative Expense                                  2,385       2,110       7,489       6,033
                                                                ----------  ----------  ----------  ----------
                 Total Expenses                                    56,925      44,937     158,995     128,120
                                                                ----------  ----------  ----------  ----------
Income from Operations                                             26,088      19,281      71,799      57,830
Equity in Earnings of Joint Ventures                                2,517       1,210       4,571       3,323
Minority Interest in Income of Partnerships                          (699)       (629)     (2,065)     (1,862)
Gain(Loss) on Sales of Property                                      (517)                  4,467
                                                                ----------  ----------  ----------  ----------
Net Income                                                         27,389      19,862      78,772      59,291
Less:  Preferred Dividends                                          5,010       5,010      15,030      15,030
                                                                ----------  ----------  ----------  ----------
Net Income Available to Common Shareholders                     $  22,379   $  14,852   $  63,742   $  44,261
                                                                ==========  ==========  ==========  ==========
Net Income Per Common Share--Basic                              $    0.69   $    0.55   $    2.02   $    1.65
                                                                ==========  ==========  ==========  ==========
Net Income Per Common Share--Diluted                            $    0.69   $    0.55   $    2.01   $    1.65
                                                                ==========  ==========  ==========  ==========

Funds from Operations:
Net Income Available to Common Shareholders                     $  22,379   $  14,852   $  63,742   $  44,261
Depreciation and Amortization                                      16,451      13,546      47,897      39,131
Depreciation and Amortization of Unconsolidated Joint Ventures        435         486       1,376       1,127
(Gain)Loss on Sales of Property                                       517                  (4,467)
Gain on Sales of Property of Unconsolidated Joint Ventures         (1,427)                 (1,427)
                                                                ----------  ----------  ----------  ----------
                 Funds from Operations:                         $  38,355   $  28,884   $ 107,121   $  84,519
                                                                ==========  ==========  ==========  ==========
Funds from Operations Per Common Share--Basic                   $    1.18   $    1.08   $    3.39   $    3.16
                                                                ==========  ==========  ==========  ==========
Funds from Operations Per Common Share--Diluted                 $    1.18   $    1.07   $    3.38   $    3.15
                                                                ==========  ==========  ==========  ==========
Weighted Average Shares Outstanding--Basic                         32,443      26,792      31,556      26,751
                                                                ==========  ==========  ==========  ==========
Weighted Average Shares Outstanding--Diluted                       32,653      26,976      31,716      26,909
                                                                ==========  ==========  ==========  ==========

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
                                                          September 30,    December 31,
                                                             2001             2000
CONSOLIDATED BALANCE SHEETS                               (Unaudited)      (Audited)
                                                        ---------------  --------------
Property                                                $    2,232,284   $   1,730,617
Accumulated Depreciation                                      (402,070)       (365,344)
Investment in Real Estate Joint Ventures                        28,788          27,871
Notes Receivable                                                33,524          38,636
Unamortized Debt and Lease Costs                                41,239          36,970
Other Assets                                                    78,170          48,831
                                                        ---------------  --------------
            Total Assets                                $    2,011,935   $   1,517,581
                                                        ===============  ==============

Debt                                                    $    1,076,077   $     792,353
Accounts Payable and Accrued Expenses                           59,857          63,884
Other                                                           10,119           3,891
                                                        ---------------  --------------
      Total Liabilities                                      1,146,053         860,128
                                                        ---------------  --------------

Minority Interest                                               29,656          27,586
                                                        ---------------  --------------

Preferred Shares of Beneficial Interest                            264             265
Common Shares of Beneficial Interest                               974             807
Capital Surplus                                                834,988         628,795
                                                        ---------------  --------------
      Total Shareholders' Equity                               836,226         629,867
                                                        ---------------  --------------
            Total Liabilities and Shareholders' Equity  $    2,011,935   $   1,517,581
                                                        ===============  ==============

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